EXHIBIT 10.20

                         RESEARCH AND LICENCE AGREEMENT

              This Agreement is made this 21st day of April, 1999,

                                    BETWEEN

          TANOX, INC. of 10301 Stella Link, Houston, Texas 77025, USA
                             (hereinafter "TANOX")

                                      and

  BIOVATION LIMITED of Crombie Lodge, Aberdeen Science Park, Balgownie Drive,
           Aberdeen AB22 BGU, Scotland, UK (hereinafter "BIOVATION").

WHEREAS TANOX owns or has rights to commercialize (i) certain MONOCLONAL ANTIBODIES which each bind to a specific antigen, and to the cell lines producing them, and (ii) other products, including a novel interferon-a fusion protein and the expression system for it, (collectively hereinafter referred to as the "PRODUCTS"); and

WHEREAS BIOVATION has certain technology, materials and know-how for the genetic engineering of MONOCLONAL ANTIBODIES in a manner which removes potentially immunogenic sequences in the variable region of antibodies and introduces human constant regions to produce an antibody for therapeutic or IN VIVO diagnostic purposes designed to avoid or substantially minimize immunogenic response IN VIVO. The technology is described in International Patent Application PCT/GB98/01473 and the procedure is referred to hereinafter in this Agreement as "Delmmunisation," with the product of such Delmmunisation referred to as a "Delmmunised" product or said to be "Delmmunised"; and

WHEREAS TANOX wishes BIOVATION to apply its technology and know-how to perform the Delmmunisation on certain of its PRODUCTS and BIOVATION wishes to perform such services;

NOW THEREFORE it is hereby agreed as follows:

1.   DEFINITIONS

     In this Agreement, the following terms have the following meanings:

     (a)  "EFFECTIVE DATE" shall mean the date first written above.

     (b) "TECHNICAL INFORMATION" shall mean technical and scientific information and technology which is owned by and in the possession of BIOVATION at the EFFECTIVE DATE.

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     (c)  "MONOCLONAL ANTIBODIES" shall mean and include collectively certain monoclonal antibodies specific for certain antigens and the cell lines which produce them (and which Tanox has the right to develop and commercialize) such Monoclonal Antibodies being described more specifically in the Materials Transfer Agreement between the parties dated March 17, 1999, or in Schedule II or otherwise specified as provided by TANOX pursuant to this Agreement.

     (d) "IFN PRODUCTS" shall mean and include interferon and/or fusion proteins with interferon conjugated to an immunoglobulin Fc, preferably through a peptide linker, and the expression system therefor, as generally described in U.S. Patent No. 5,723,125 ("IFN PRODUCT"), assigned to TANOX.

     (e)  "PRODUCTS" shall mean and include MONOCLONAL ANTIBODIES and IFN
          PRODUCTS.

     (f) The "RESEARCH PROGRAMME" shall mean the Delmmunisation programme outlined in Schedule I, as applied to MONOCLONAL ANTIBODIES or as modified and applied to IFN PRODUCTS.

     (g) "DEIMMUNISED ANTIBODIES" shall mean any and all MONOCLONAL ANTIBODIES which are Deimmunised as a result of the RESEARCH PROGRAMME and which are substantially non-immunogenic.

     (h) "DEIMMUNISED IFN" shall mean any and all IFN PRODUCTS which are Deimmunized as a result of the RESEARCH PROGRAMME and which have substantially reduced or no immunogenicity, as agreed by the parties.

     (i) "FINAL PRODUCTS" shall mean the DEIMMUNISED ANTIBODIES and the DEIMMUNISED IFN.

     (j) "CONFIDENTIAL INFORMATION" shall mean any and all information disclosed by TANOX to BIOVATION with reference to the PRODUCTS or the RESEARCH PROGRAMME, whether such information is in tangible or intangible form, including non-technical or technical information, trade secrets, know-how, inventions, processes and samples. CONFIDENTIAL INFORMATION shall include any oral disclosure of such information, provided that BIOVATION is notified or otherwise reasonably informed that such information is confidential or a written summary of such oral disclosure is provided to BIOVATION within thirty
          (30) days of disclosure thereof.

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     (k)  "PROPRIETARY TECHNOLOGY" shall mean any and all technology, techniques, assays or biological materials, including vectors, antibodies, cell lines, host cells, expression systems, plasmids, organisms, or DNA or RNA sequences, provided by TANOX to BIOVATION.

     (l) "PATENT RIGHTS" shall mean any and all patent applications and any divisionals, continuations, continuations-in-part or patents of addition thereof, and any patents issuing from or claiming priority to any of the foregoing, or any extensions, supplemental protection certificates, reissues, renewals or re-examinations of such patents, which arise from the RESEARCH PROGRAMME.

     (m) "DELIVERABLES" shall mean any and all inventions, materials, improvements, technology and intellectual property rights, including PATENT RIGHTS, arising out of the RESEARCH PROGRAMME or relating to the FINAL PRODUCTS including, without limitation, all specific data reports, specific cell lines, specific plasmids, antibodies and fusion proteins.

     (n) "NET SALES" shall mean the total gross receipts from sales of FINAL PRODUCTS by or on behalf of TANOX, its affiliates and sublicensees to third parties, or from leasing, renting or otherwise making FINAL PRODUCTS available to third parties on a payment basis whether invoiced or not, less unpaid accounts receivable, returns and allowances actually granted, packaging costs, insurance costs, freight, taxes, excise or customs duties, and wholesaler, quantity or cash discounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by TANOX and on its payroll, or for the cost of collections of unpaid accounts.

     (o) "AVERAGE PERCENTAGE EXPERIENCING IMMUNOGENIC REACTION" shall mean, with respect to each Final Product, as applicable, the Overall Average of the percentage of Comparable Patients, as determined at the time the first royalty payment is due for the applicable DEIMMUNISED ANTIBODY, who had an immunogenic (HAHA) reaction to humanized (CDR-grafted) antibodies which target antigens, respectively, in the Same Class as such DEIMMUNISED ANTIBODY. For purposes of determining the Average Percentage Experiencing Immunogenic Reaction with respect to a particular Deimmunised Antibody, "Overall Average", "Comparable Patients", and "Class" shall have the following meaning or be determined in the following manner, irespectively:

          (i) Overall Average shall be determined by first identifying all humanized (CDR-grafted) antibodies targeting antigens in the

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               Same Class with respect to which the percentage of Comparable
               Patients having an immunogenic reaction to each of such humanized (CDR-grafted) antibodies is known and then computing the average of all such known percentages;

          (ii) Comparable Patients shall mean patients whose immune system function is generally characterized in the same manner as either immunocompetent or immunocompromised; and

          (iii) Same Class shall mean antigens primarily targeted by a Monoclonal Antibody that has characteristics of only of the following classes, which will be agreed by the Parties for each of the Monoclonal Antibodies to be Deimmunised: (i) primarily present on antigen presenting cells ("APC"); (ii) present on cells, but not primarily on APC ("Non-APC"); (iii) primarily a soluble antigen.

          The Monoclonal Antibodies which have been transferred to Biovation or which are now identified as possible candidates for Deimmunisation target the following antigen classes:

          (i) APC - CD40 and CD4 ; (ii) non-APC - G-CSF-receptor; and (iii) soluble antigen - anti-factor D

2. COLLABORATION

2.1 TANOX has already transferred to BIOVATION three MONOCLONAL ANTIBODIES as to which TANOX desires BIOVATION to initiate Delmmunisation under the RESEARCH PROGRAMME, along with all CONFIDENTIAL INFORMATION and such PROPRIETARY TECHNOLOGY as Tanox deems necessary for BIOVATION to perform the Delmmunisation thereon. TANOX may, at its election, transfer to BIOVATION three additional PRODUCTS along with all CONFIDENTIAL INFORMATION and such PROPRIETARY TECHNOLOGY as Tanox deems necessary for BIOVATION to perform the Delmmunisation thereon, and BIOVATION shall be obligated to perform such Delmmunisation under the terms and conditions of this Agreement with respect to the first such additional PRODUCT if it is transferred to BIOVATION on or before March l, 2000, and with respect to the second and third such additional PRODUCTS provided that they are transferred to BIOVATION on or before October 1, 2000 and on or before May 1, 2001, respectively. Prior to transferring any IFN PRODUCT to BIOVATION under this Article 2.1, the parties shall first agree to the price and the research plan (analogous to Schedule I attached) for BIOVATION to produce a DEIMMUNISED IFN. All such PRODUCTS transferred under this Article 2.1 are and shall remain the property of TANOX and BIOVATION shall have no rights therein. Upon receipt of any MONOCLONAL ANTIBODIES, BIOVATION agrees to use its best efforts to immediately begin and to complete Delmmunisation thereof within six

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     months from receipt, as described in SCHEDULE I, and upon receipt of any
     IFN PRODUCTS, BIOVATION agrees to use its best efforts to complete Delmmunization thereof within the time frame as agreed by the parties.

2.2 During the RESEARCH PROGRAMME, BIOVATION'S principal investigator and representative shall be Dr. Frank Carr and TANOX'S principal representative shall be Dr. David Thomas or other such person or persons as the respective parties shall identify to the other by written notice.

2.3 BIOVATION shall provide TANOX with a written research report and a final report upon completion of the RESEARCH PROGRAMME for each PRODUCT, as provided in Schedule I. If required by TANOX, Biovation will deliver to TANOX at the completion of Stage 1 of the RESEARCH PROGRAMME for each MONOCLONAL ANTIBODY, a corresponding chimeric antibody and plasmids containing DEIMMUNISED V regions from the MONOCLONAL ANTIBODIES, with sufficient information and materials for TANOX to reasonably verify satisfactory completion of Stage 1. The representatives or their designees shall keep in contact during the conduct of the RESEARCH PROGRAMME for each PRODUCT.

2.4 Upon completion of the RESEARCH PROGRAMME for each PRODUCT, BIOVATION shall provide to TANOX a cell line producing a DEIMMUNISED ANTIBODY or a host cell producing a DEIMMUNISED IFN derived from the starting PRODUCT with sufficient information and materials for TANOX to reasonably verify that the FINAL PRODUCT retains the required binding affinity and specificity. BIOVATION shall also provide to TANOX samples of any materials created during the RESEARCH PROGRAMME and not previously provided, such as plasmids and cell lines, as appropriate, along with any protocol for using or storing such materials.

2.5 If TANOX requests BIOVATION to perform a human T cell immunogenicity assay for any DEIMMUNISED ANTIBODY, the parties have agreed that BIOVATION would perform such assay for no more than $80,000 per DEIMMUNISED ANTIBODY, with appropriate reductions if TANOX requests such assay for two or more DEIMMUNISED ANTIBODIES, and would use diligent efforts to complete such assay as soon as reasonably practical.

3.   FUNDING AND PRODUCT SPECIFICATION

3.1  PAYMENTS AND OBLIGATIONS

     a) In consideration for the Delmmunisation performed by BIOVATION, TANOX shall pay BIOVATION: (i)US$112,889 within 10 days of the later of the EFFECTIVE DATE or the transfer of each MONOCLONAL ANTIBODY to BIOVATION for Delmmunisation; and (ii) two subsequent payments of US$112,889 at quarterly intervals measured from the date of

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          such first payment for each MONOCLONAL ANTIBODY so transferred. If
          Tanox elects, pursuant to Article 2.1, to transfer additional MONOCLONAL ANTIBODIES to BIOVATION for Delmmunisation (I.E., in addition to the three MONOCLONAL ANTIBODIES already transferred), the payment schedule for each such additional MONOCLONAL ANTIBODY shall be the same as set forth above in this Article 3.1 (a), but the amount of each payment shall be reduced to US$86,666.

     b) BIOVATION is obligated to produce DEIMMUNISED ANTIBODIES, for each MONOCLONAL ANTIBODY provided to it by TANOX for Delmmunisation, having the same specificity as the corresponding MONOCLONAL ANTIBODY and with binding efficiency for the specific antigen which is not more than 3-fold lower than that of a corresponding chimeric antibody with matched human constant regions, or a corresponding humanized antibody (if provided by TANOX), and to provide TANOX 100 (micron) g of DEIMMUNISED ANTIBODY and supply to TANOX a cell line producing each DEIMMUNISED ANTIBODY with sufficient information and materials for TANOX to reasonably verify satisfactory completion of the RESEARCH PROGRAMME. BIOVATION is obligated to produce at least one DEIMMUNISED IFN, following TANOX providing one or more IFN PRODUCTS to BIOVATION, which DEIMMUNISED IFN shall have an activity to be agreed by the parties before beginning such production, and to provide TANOX 100 (micron) g of such purified DEIMMUNISED IFN and supply to TANOX a host cell producing such DEIMMUNISED IFN, with sufficient information and materials for TANOX to reasonably verify that the DEIMMUNISED IFN has the agreed level of non-immunogenicity and meets the agreed specifications therefor, including, but not limited to, the agreed activity.

     c) In the event that, pursuant to clinical testing in humans, a FINAL PRODUCT is found to induce any immunogenic reaction IN VIVO, if requested by TANOX within five years of the EFFECTIVE DATE, BIOVATION agrees to use its best efforts, as determined in light of surrounding circumstances at such time, to redo the Delmmunisation and to provide TANOX with an improved FINAL PRODUCT as soon as possible. BIOVATION agrees to perform such activities for a price which is proportionally reduced from the total of payments under Article 3.1 (a), based on the relative difference between such activities and the total of activities in the RESEARCH PROGRAMME, but with such price subject to increases no greater than the UK Retail Price Index.

     d) TANOX shall pay BIOVATION a royalty of 1.66% on NET SALES of FINAL PRODUCTS; provided, however, that if, any DEIMMUNISED ANTIBODY is judged by a court of competent jurisdiction in a particular territory to be an infringement of any third party patents relating to antibody humanization in that territory including but not limited to Protein

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          Design Labs' U S. Patent Nos. 5,530,101; 5,693,761; 5,693,762 and
          European Patent No. 0451216 or related United States or foreign patents (other than the Boss patents held by Celltech relating to antibody co-co-expression, the Winter patents held by MRC relating to antibody humanization and the Cabilly patents held by Genentech relating to chimeric antibodies and the United States Cabilly patent application relating to antibody co-expression), or if TANOX is required to license or licenses, because licensing is appropriate in the opinion of independent counsel, any such third party patents relating to antibody humanization in a particular territory (other than those excluded above) for any DEIMMUNISED ANTIBODY, the royalty shall be reduced in that territory by 50% of the royalty percentage rate relating to any such third party patents subject to a minimum royalty of 0.83% on NET SALES of such DEIMMUNISED ANTIBODY; provided further, however, that a DEIMMUNISED ANTIBODY shall only be subject to royalties under this Article 3.1(d) if it elicits an immunogenic response in no more than 25% of the AVERAGE PERCENTAGE EXPERIENCING IMMUNOGENIC REACTIONS. The royalty due under this Article 3.1 (d) shall be payable in a specific territory until the earlier of: (i) 10 years from the first sale of a FINAL PRODUCT in that specific territory, or (ii) a judgment or declaration by a court or governmental agency or other competent tribunal in that specific territory that BIOVATION's patents covering the Delmmunisation procedure used for such FINAL PRODUCT and/or which are derived from International Patent Application PCT/GB98/01473, are invalid or unenforceable, or in the event that such patents have expired in that specific territory. TANOX may withhold from royalties due BIOVATION amounts for payment of any withholding tax that TANOX has actually paid to any taxing authority with respect the royalty payments due to BIOVATION hereunder.

3.2 Commencing with the date of the first sale of FINAL PRODUCT, TANOX shall pay all royalties due to BIOVATION, pursuant to Article 3.1 (d) quarterly in arrears and within sixty (60) days of 31 December, 31 March, 30 June and 30 September for the preceding quarter or any part thereof. TANOX shall, and shall procure that its licencees and sub-licensees of the FINAL PRODUCT shall, keep full, true and accurate books of account or verified copies thereof setting out the price and volume of sales and other disposals of FINAL PRODUCT and such other particulars as may be pertinent to determine product revenue and the amount of royalties due thereon to BIOVATION. TANOX shall produce a statement thereof in respect of each quarter which shall be certified by a responsible officer of TANOX and which shall accompany each payment of royalties. TANOX shall provide at the end of each calendar year a certified statement detailing product revenue and setting out total royalties due hereunder during that year. The said books or verified copies thereof shall be open, during regular business hours for two (2) years following the end of the calendar year to which they pertain, to the inspection of an independent certified public accountant retained by BIOVATION

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     and acceptable to TANOX for the purpose of verifying TANOX's royalty statements (and TANOX's compliance in all other respects with this Agreement), such inspections to occur not more often than once each calendar year. The costs and expenses relating to such inspection shall be borne by BIOVATION unless it is established that as a result of an error TANOX has failed to pay at least ninety percent (90%) of the full amount due and owing under this Agreement, in which event the costs and expenses of such inspection shall be borne by TANOX. In addition any outstanding payments due to BIOVATION which are identified as a result of carrying out the investigation shall be made over to BIOVATION as soon as is possible.

3.3 All payments under Article 3.1 (a) shall be due within thirty days of receipt of invoice by TANOX of invoice from BIOVATION; provided, however, that in the event that a DEIMMUNISED ANTIBODY among the first three PRODUCTS transferred to BIOVATION under Article 2.1 does not meet the specificity or binding affinity required under Article 3.1 (b), then Tanox may offset US$79,750 against any payments due Biovation under this Agreement, including, without limitation, payments due under Article 3.1
     (a) for each such DEIMMUNISED ANTIBODY and, with respect to any other DEIMMUNISED ANTIBODY received from BIOVATION the amount of such offset allowed shall be $65,000. Notwithstanding anything in this Agreement to the contrary, Tanox may suspend payments with respect to any Monoclonal Antibody with respect to which Delmmunisation is in progress as follows:
     (i) Tanox may suspend the first quarterly payment due after the initial payment until 10 days following successful completion of all stage 1 activities in the Research Programme and (ii) Tanox may suspend the final quarterly payment until 10 days following successful completion of all stage 2 activities in the Research Programme.

3.4 Payments shall be made by cheque drawn upon a UK clearing bank or paid into BIOVATION'S designated bank account. BIOVATION reserves the right to suspend all work on a PRODUCT in the event payment is more than 30 days past due with respect to such PRODUCT; provided, however, that BIOVATION must have first notified TANOX that such payment is past due at least 30 days prior to suspending work.

3.5 Subject to Article 3.3, any payments due hereunder which are not paid within thirty days of receipt by TANOX of invoice from BIOVATION shall then be subject to the levy of daily interest charges at the rate of 3% over the prevailing Barclays UK bank interest rate calculated from the published rate on the last day of each preceding month where a balance is due.

4.   RIGHTS TO TECHNOLOGY

4.1 With respect to each FINAL PRODUCT produced under the RESEARCH PROGRAMME, provided that no payments under Article 3.1 (a) are overdue,

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     BIOVATION shall assign to TANOX all rights to the FINAL PRODUCT and to the
     DELIVERABLES, including all of the PATENT RIGHTS.

4.2 Pursuant to Article 4.1, TANOX shall be free to use the DELIVERABLES and FINAL PRODUCTS, including any methods, protocols and procedures it receives from BIOVATION, in any manner whatsoever subject to the provisions of
     Article 7.4.

4.3 BIOVATION agrees to cooperate with TANOX's reasonable requests for assistance in the filing, prosecution, maintenance, enforcement or defense of any PATENT RIGHTS, including by filing patent applications or taking any such actions in its own name, at Tanox's request. TANOX shall reimburse BIOVATION for all out-of-pocket expenses incurred by BIOVATION during such cooperation.

4.4 With respect to each FINAL PRODUCT produced under the RESEARCH PROGRAMME, upon completion of the RESEARCH PROGRAMME provided that no payments under
     Article 3.1 (a) for such FINAL PRODUCT are overdue, BIOVATION agrees to grant to TANOX a non-exclusive worldwide licence to BIOVATION's patents relating to Delmmunisation technology, including all such patents based on, relating to or derived from International Patent Application PCT/GB98/01473, and a non-exclusive sublicence to all of BIOVATION's rights under the National Institutes of Health patents relating to Veneering technology, which are based on, relate to or are derived from U.S. Application Serial Nos. 08/109,187 and 08/609,218, for the purpose of making, using and selling the FINAL PRODUCTS. Such sublicence may be terminated in the event that BIOVATION's licence from the National Institutes of Health is terminated although at such time, and at any time during the term of the sublicence, TANOX will have the option to licence directly from the National Institutes of Health subject to approval by the National Institutes of Health. In the event that TANOX enters such a direct licence with the National Institutes of Health, TANOX shall receive a full credit for percentage royalties paid in connection therewith against the royalty due under Article 3.1 (d); provided, however, that in no event shall the total of the under this Article 4.4 reduce the royalties otherwise due under Article 3.1 (d) to less than 0.83%.

5.   TERMS AND TERMINATION

5.1 The term of this Agreement shall commence on the EFFECTIVE DATE and shall continue until the expiration of the royalty obligation set forth in
     Article 3.1 (d) for all PRODUCTS, unless earlier terminated in accordance with this Article 5.

5.2 Either party shall have the right to immediately terminate this Agreement in the event the other party: (i) shall fail to perform any of its material obligations under this Agreement and such default is not cured within 60 days of notice of default,

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     or (ii) shall file for protection under bankruptcy or similar statutes or shall be liquidated or placed in receivership.

5.3 Upon expiration or termination of this Agreement, BIOVATION shall deliver possession and title to all DELIVERABLES and FINAL PRODUCTS and shall return any materials, PRODUCTS, CONFIDENTIAL INFORMATION or PROPRIETARY TECHNOLOGY received from TANOX. TANOX's obligations for payment for work performed by BIOVATION prior to the date of expiration or termination of this Agreement, all obligations of assignment and cooperation under Article 4, the confidentiality and non-use obligations of Article 6 and the warranties and disclaimers of Article 7 shall survive expiration or termination of this Agreement, and, following expiration or termination of this Agreement, all licenses and sublicenses under Article 4 shall become fully paid up and royalty-free and irrevocable thereafter, except as otherwise provided therein.

6.   CONFIDENTIALITY

6.1 BIOVATION agrees that it will hold the CONFIDENTIAL INFORMATION and any PROPRIETARY TECHNOLOGY received from TANOX in secrecy and confidence and will not disclose it to any third person, nor use it for any purpose other than the evaluation which is the purpose of this Agreement, except to the extent that such CONFIDENTIAL INFORMATION:

     a. was known to BIOVATION at the time it was received, and BIOVATION promptly so notifies TANOX, or it is subsequently developed independently by BIOVATION without any reliance on the information received, as evidenced by written record; or

     b. was publicly known when received from TANOX or thereafter becomes publicly known through no fault of BIOVATION; or

     c. is made known to BIOVATION by a third person who did not derive it from TANOX and who does not impose any obligation or confidence on BIOVATION, as evidenced by written record; or

     d.   is approved for disclosure by prior written consent of TANOX; or

     e. is required by government authority, and reasonable notice of the impending disclosure has been given to TANOX, and TANOX has been provided an opportunity to limit the disclosure to the extent possible, for example, by cooperating in drafting a protective order.

6.2 BIOVATION further agrees that it will restrict disclosure of the CONFIDENTIAL INFORMATION, PROPRIETARY TECHNOLOGY and PRODUCTS to within its own organization (and will not export except as approved by TANOX and then, only in compliance with the rules of the United States Export Administration) to

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     those persons having a need to know it for the purpose of this Agreement, and then, only if such persons are subject to obligations of confidentiality and non-use of the same scope as set forth set forth in this Article 6.

6.3 The above obligations relating to CONFIDENTIAL INFORMATION shall expire five (5) years from the date of BIOVATION receiving the CONFIDENTIAL INFORMATION.

6.4 All CONFIDENTIAL INFORMATION, PROPRIETARY TECHNOLOGY and PRODUCTS shall remain the sole and exclusive property of TANOX.

6.5 This Agreement shall not be construed as granting any license rights to BIOVATION. with respect to the CONFIDENTIAL INFORMATION, PROPRIETARY TECHNOLOGY or PRODUCTS.

7.   WARRANTIES AND DISCLAIMERS

7.1 BIOVATION represents and warrants that the performance of its obligation hereunder will not conflict with any existing obligation to a third party.

7.2 Except as otherwise provided in this agreement, neither party makes any representations or warranties whatsoever, whether express or implied, with regard to any materials, information or know-how, including, without limitation, the CONFIDENTIAL INFORMATION, PROPRIETARY TECHNOLOGY and TECHNICAL INFORMATION. In particular, neither party makes any warranty of fitness for a particular purpose or of merchantability.

7.3 BIOVATION shall not be responsible for any claims brought against TANOX by third parties in respect of any damage or injury directly resulting from the use of the DELIVERABLES. TANOX shall not be responsible for any damage or injury resulting from BIOVATION's use of the CONFIDENTIAL INFORMATION, PROPRIETARY TECHNOLOGY, PRODUCTS OR DELIVERABLES, and BIOVATION shall indemnify and hold harmless TANOX from all claims relating to such damage or injury.

7.4 TANOX, and not BIOVATION, is responsible in its sole discretion for obtaining additional licences to any patents and technologies required for the commercialisation of the FINAL PRODUCTS and BIOVATION will assist TANOX in obtaining such licences or in activities relating thereto, including in litigation relating to such licences or to the validity, infringement or enforceability of such patents; provided, however, that TANOX shall reimburse BIOVATION for all out-of-pocket expenses incurred by BIOVATION during such assistance.

8.   FORCE MAJEURE

If the performance of this Agreement or any obligation hereunder, is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or

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labour disputes, inability to procure raw materials, power or supplies, war, invasion, civil commotion or other violence, compliance with any order of any governmental authorities or any other act or conditions whatsoever beyond reasonable control of either party hereto, the party so affected upon giving a prompt notice to the other party shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost despatch whenever such causes are removed; provided further, however, that if such non-performance shall continue for a period of more than 6 months, the other party shall have the right to terminate this Agreement.

9.   ASSIGNMENT

In the event that BIOVATION shall be acquired by another company, or be merged with another company, this Agreement shall be assumed by and binding upon any such company. However, excluding this exception, this Agreement shall not be assigned by BIOVATION without the prior written consent of TANOX. TANOX may assign this Agreement to its affiliates and subsidiaries, and this Agreement shall be assumed by and binding upon any company TANOX is acquired by or merges with, but Tanox may not assign this Agreement to other parties without BIOVATION's prior written consent.

10.  ARBITRATION

The parties hereto shall attempt to amicably settle all disputes, controversies or differences which may arise between them out of or in relation to this Agreement. In case of failure of amicable settlement between the parties hereto, all such disputes, controversies or differences shall be finally settled by binding arbitration before three arbitrators selected by the parties from a pool of potential arbitrators. The arbitration shall take place in England, under English law, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce if BIOVATION is the responding party and in Houston, Texas, under Texas law, if TANOX is the responding party, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration award shall be final and binding, may impose injunctive or other equitable relief including specific performance, and may be enforced by any court having jurisdiction, or by courts where the arbitration took place or where a party resides.

II.  NOTICES

     (a) All notices and statements required to be given to either party shall be despatched by express courier (E.G., DHL or FedEx) or by telefax, with confirmation, addressed to such party at the following address:

               To BIOVATION
               Dr. Frank J. Carr
               Biovation Limited

               Chief Executive Officer
               Crombie Lodge
               Aberdeen Science Park
               Balgownie Drive
               Aberdeen AB22 8GU
               Scotland
               Tel: 44 1224 707337
               Fax: 44 1224 708816


               To Tanox, Inc.
               Dr. Nancy Chang, President
               Tanox, Inc.
               10301 Stella Link
               Houston
               Texas 77025
               USA
               copy to: Head of Legal Affairs
               Tel: 1 713 664 2288
               Fax: 1 713 664 8914

     (b) All notices and statements shall be deemed effective the following day, if sent by telefax, or three business days after shipping, if sent by express courier.

     (c) Each party hereto may change its address or person to whom notice is directed set forth above for the purpose of this Agreement by giving a written notice to the other party from time to time.

12.  ENTIRE AGREEMENT

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants or understandings other than those expressly set forth herein; except that the obligations of the Confidentiality Agreement between the parties of October, 1998 remains in full force and effect. No rights or duties on the part of either party hereto are to be implied or inferred beyond those expressly herein provided for. The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement but only by an instrument duly executed by the parties hereto.

13.  AMENDMENTS; WAIVERS

This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by both parties, or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time to require performance of any provision hereof shall in no manner affect its rights a later time to enforce the same. No waiver by either party of any condition or term in any instance shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

14.  NO AGENCY

The relationship between the parties is that of independent contractor. Nothing herein shall be deemed to constitute TANOX, on the one hand, or BIOVATION, on the other hand, as the agent or representative of the other, or as master and servant, employer and employee, joint venturers or partners for any purpose. Neither party shall use the other's name without the consent of the other.

15.  SEVERABILITY

In the event one or more provisions of this Agreement should for any reason be held by any court or authority having applicable jurisdiction to be invalid, illegal or unenforceable, such provision(s) shall either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

16.  MISCELLANEOUS PROVISIONS

     (a) Each party acknowledges that it has negotiated and entered into this Agreement in good faith.

     (b) The Schedules I and II attached are incorporated and considered part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto may have caused this Agreement to be executed in duplicate originals, in which case each counterpart shall be considered an original.


BIOVATION LTD

Signed: /s/ DR. FRANK J. CARR
Dr. Frank J. Carr
Chief Executive Officer

TANOX, INC.

Signed: /s/ NANCY T. CHANG
Nancy T. Chang, CEO

                                   SCHEDULE 1

                              RESEARCH PROGRAMME:
                             STAGES AND TIMESCALES

PROJECT: APPLICATION OF DEIMMUNISATION TECHNOLOGY FOR
DEIMMUNISATION OF MONOCLONAL ANTIBODIES
        (V = variable region; C = constant region; CDR = complementarity determining region; H = heavy; L = light)

STAGE 1:
Provision and growth of starting monoclonal antibody producing cell lines. Confirmation of starting antibody production (simple assays provided by TANOX). Optional V region sequencing or sequence verification.
Computer analysis of VH and VL chain sequences for immunogenic epitopes.
Design of DEIMMUNISED V regions.
Construction of DEIMMUNISED V region frameworks.
Construction of control chimeric antibody (if not already available).

TIMESCALE:    3 months from start.
DELIVERABLES: Plasmids containing DEIMMUNISED V regions.
              A report is to be delivered to TANOX.

STAGE 2:
Cloning of DEIMMUNISED VH and VL fragments into expression vectors.
Addition of human heavy chain gamma 1 and light chain kappa constant region gene fragments (or other C regions specified by TANOX).
Transfection into mouse NSO myeloma cell line (or other cell line specified by TANOX).
Selection and analysis of clones for DEIMMUNISED ANTIBODY production. Purification of DEIMMUNISED ANTIBODY.

TIMESCALE:    3 months.
DELIVERABLES: Supply the control chimeric antibody, the recombinant cell-line stably producing a DEIMMUNISED ANTIBODY, and 100 (micron)g of purified DEIMMUNISED ANTIBODY.
              A report is to be delivered to Tanox.

                                   SCHEDULE II

                                    PRODUCTS
                                                        ISOTYPE OF STARTING
DESIGNATED NAME                     ANTIGEN                  ANTIBODY
---------------                     -------             -------------------
(1) 5D12                            CD40                    Human IgG4

(2) 5A8                             CD4                     Human IgG4

(3) 166-93                          G-CSF Receptor          Murine IgG1

(4) 166-32 or                       Factor D                Human IgG1
    IFNa-Fc                                                 Human IgG4

                                 IMPLEMENTATION

Payment due now: $225,778 (5A8 and 5D12)

First report due by July 21 (completion of Stage I); Second payment due

Final report due by October 21, at completion; third payment due

For the most favorable pricing: we must provide an additional product by March l, 2000, then another by October l, 2000, and a final one by May l, 2001. Each payment would be reduced to $86,666 for these three products.

Interferon products require a separate negotiation of pricing and scheduling

May provide novel patentable products with enhanced activity

Begin recording immunogenicity data for humanized antibodies in clinical trials.

Examine products to determine if PDL license is needed

If he loses his NIH license, we go to NIH and get it, if needed.